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                                                                 EXHIBIT 23.1



The Board of Directors
PhyCor, Inc.:


We consent to incorporation by reference in this registration statement on Form S-3 of PhyCor, Inc. of our report dated February 13, 1996, relating to the consolidated balance sheets of PhyCor, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of PhyCor, Inc.





                                        KPMG PEAT MARWICK LLP



Nashville, Tennessee
May 20, 1996